Exhibit (h)(1)(f)
Redacted
Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

SEVENTH AMENDMENT TO THE ABSOLUTE SHARES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS SEVENTH AMENDMENT, effective as of November 13, 2025 (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of June 11, 2014, as amended (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees listed in Amended Exhibit B of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, Amended Exhibit B is hereby superseded and replaced in its entirety with the Amended Exhibit B attached hereto.
2.Except to the extent amended hereby, the Agreement remains in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ABSOLUTE SHARES TRUST		U.S. BANK, N.A.

By:	/s/ Don Schreiber, Jr.	By:	/s/ Gregory Farley
Name:	Don Schreiber, Jr.	Name:	Greg Farley
Title:	President and Principal Executive Officer	Title:	Senior Vice President

Exhibit (h)(1)(f)
Amended Exhibit B to the Fund Administration Agreement – Absolute Shares Trust

New Trust/Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - in support of external legal counsel
Full Start Up – New Registrant
$[ ] per project – [ ] fund
$[ ] per project – [ ] funds
$[ ] per project – [ ] funds
$[ ] per project – [ ] funds
Plus $[ ] each additional fund

Above fees are applicable when all new funds are registered in same statutory prospectus.
(Excludes Trust counsel fee; subject to services provided, if applicable)
Full Start Up Services-
Product design assistance
Implementation project management
Formation of Delaware statutory trust
Preparation of declaration of trust and by-laws
Preparation of Prospectus, SAI, Part C (registration statement)
Preparation of Form N-8A to register as investment company
Preparation of initial trustee actions to organize trust and initial fund
Preparation of exhibits and other materials to be filed with the registration statement
Preparation of subscription agreement for statutory seed capital
Preparation of Rule 12b-1 distribution plan
Preparation of Form 8-A for listing shares on a securities exchange
Preparation of Inline XBRL exhibits
Taking of and preparation of written response to SEC comments
Other assistance as necessary and agreed upon
Additional Regulatory Administration Services – in support of external legal counsel
Subsequent new fund launch – $[ ] per fund, or as negotiated
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications – as negotiated based upon specific requirements

Note: External legal costs are not included in the above fees.

Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC.
Ongoing Annual Regulatory Administration Services – in support of external legal counsel
Includes annual registration statement update and drafting of supplements:
$[ ] for first three active or inactive funds in same statutory prospectus
$[ ] for each additional active or inactive fund in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing (may be charged by third-party or U.S. Bank)

Exhibit (h)(1)(f)
All other Miscellaneous expenses
Base Fee for Accounting and Administration

The following reflects the greater of the basis point fee or annual minimum to the fund(s) in the same registered investment company (Trust-Level Pricing).

Annual Minimum per Fund1            Basis Points on Trust AUM1
Funds [ ]-[ ] $[ ]             First $[ ] [ ] bps
Funds [ ]-[ ]     $[ ]                 Next $[ ]     [ ] bps
Funds [ ]+     $[ ]             Next $[ ]     [ ] bps
                        Balance [ ] bps
Base Fee for ETF Services

Annual Fee per fund
ETF Order Management     $[ ] per fund
ETF Transfer Agency     $[ ]per order (Create or Redeem)

Basket Creation
Equities/Cash              [ ]bps
International Securities/Derivatives [ ]bps

Fixed AP Fee              TBD/fund

Optional Services
ETF Stock Splits         $[ ]
ETF Liquidation         $[ ]
ETF Slippage Calculations     $[ ]/Fund/Year

See Appendix A for Services and Associated Fees in addition to the Base Fee
See Appendix B for Optional Supplemental Services and Associated in addition to the Base Fee

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial [ ]-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial [ ]-year period. Following the initial [ ]-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive [ ]-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a [ ]-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such [ ]-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

1 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

Exhibit (h)(1)(f)
Appendix A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
$[ ]- Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] Intraday money market funds pricing, up to [ ] times per day
$[ ] per Month Manual Security Pricing (>[ ]per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month / $[ ] for ETF Funds per month for Factor Services
$[ ] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$[ ] per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
$[ ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
$[ ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
$[ ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
$[ ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
$[ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index

Exhibit (h)(1)(f)
providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Tailored shareholder reporting - $[ ] per year, per Fund (first class), $[ ] per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[ ] per year, per Fund
Chief Compliance Officer Support Fee
CCO support annual fee of $[ ] per trust for each U.S. Bank service selected (administration, accounting, transfer agent, custodian)
This fee includes:
Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines
Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
Quarterly CCO teleconferences and other periodic events and webinars
CCO forums held periodically throughout the year in major cities
Annual client conference which includes CCO roundtable discussions
Note: the CCO Support team does NOT serve as the Fund CCO
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end
Prepare tax footnotes in conjunction with fiscal year-end audit
Prepare Form 1120-RIC federal income tax return and relevant schedules
Prepare Form 8613 and relevant schedules
Prepare Form 1099-MISC Forms
Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing
Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Exhibit (h)(1)(f)
Appendix B
OPTIONAL Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)
Daily Compliance Services
■$ [ ] per fund group per year - Base fee
■ Additional fee of $[ ] per fund per year (first fund included in base fee)
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	[ ]
Full Derivatives User (no OTC derivatives)	[ ]
Full Derivative User (with [ ]-[ ] OTC derivatives)	[ ]
Full Derivative User (with [ ] or more OTC derivatives)	[ ]
Closed Fund Data Maintenance Fee	[ ]
*Additional fees may apply from index providers
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	[ ]
More than [ ]% but less than [ ]%	[ ]
[ ]% or more	[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Exhibit (h)(1)(f)
may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	[ ]
Per User Fee[2]	[ ]
Per Separate Committee[3] Fee	[ ]
1 Subject to an annual increase, provided that the annual increase will not exceed [ ]% through October 2025
2 Per user fee applies to all users excluding any USBGFS employee who is not an officer in a Multiple Series Trust sponsored by USBGFS.

3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	[ ]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services
Additional services excluded from the Base Fee are:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First [ ] included in core services) – $[ ] per additional estimate
State tax returns - (First [ ] included in core services) – $[ ] per additional return

Exhibit (h)(1)(f)
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.